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                                 EXHIBIT 22.01

                         Subsidiaries of the Registrant
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

Subsidiaries                           Jurisdiction of Incorporation
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

X-Ray Development Corp.                Delaware
X-Ray Technology Corp.                 Delaware
Hologic Foreign Sales Corporation      U.S. Virgin Island Islands
Hologic France S.A.                    France
Hologic International Holdings B.V.    Netherlands
Hologic Europe N.V.                    Belgium
Hologic Espana, S.A.                   Spain
Hologic Investment Corp.               Massachusetts
Fenway Acquisition Corp.               Delaware
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